UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2009

HICKS ACQUISITION COMPANY I, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		20-8521842
(State or other jurisdiction of	001-33704	(I.R.S. Employer
incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court, Suite 1200
Dallas, TX
(Address of principal	75201
executive offices)	(Zip code)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events
Resolute Energy Corporation, a Delaware corporation (“REC”), has filed with the Securities and Exchange Commission (the “SEC”) a preliminary Registration Statement on Form S-4 (File No. 333-161076) (the “Registration Statement”) that includes a preliminary proxy statement of Hicks Acquisition Company I, Inc., a Delaware corporation (the “Company”), and constitutes a preliminary prospectus of REC. The Registration Statement was filed in connection with that certain Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, by and among the Company, REC, Resolute Holdings Sub, LLC, Resolute Subsidiary Corporation, a wholly-owned subsidiary of REC, Resolute Aneth, LLC, Resolute Holdings, LLC, and HH-HACI, L.P., pursuant to which the Company’s stockholders will acquire a majority of the outstanding shares of capital stock of REC (collectively, the “Acquisition”).
Participants In The Solicitation
The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s stockholders with respect to the Acquisition. A list of the names of those directors and officers and a description of their interests in the Company is contained in (i) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 11, 2009 and (ii)  the preliminary proxy statement/prospectus regarding the Acquisition, which is included as part of the Registration Statement. The Company’s stockholders may obtain additional information about the interests of the directors and officers of the Company in the Acquisition by reading any other materials to be filed with the SEC regarding the Acquisition when such information becomes available.
Important Additional Information Regarding the Acquisition will be Filed with the SEC
In connection with the Acquisition, the Company and REC have filed the preliminary proxy statement/prospectus, which is included as part of the Registration Statement. The Company and REC may file other relevant documents concerning the Acquisition, including any amendments to the Registration Statement that may be filed by REC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS INCLUDED AS PART OF THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE ACQUISITION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, regarding the Acquisition and the Company’s plans, objectives, and intentions. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report.
Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others: uncertainties as to the timing of the Acquisition; approval of the Acquisition by the Company’s stockholders; approval of the warrant amendment by the holders of public warrants; approval of the amendment to the Company’s certificate of incorporation by the Company’s stockholders; the satisfaction of other closing conditions to the Acquisition, including the receipt of any required regulatory approvals; costs related to the Acquisition; the volatility of oil and gas prices; discovery, estimation, development, and replacement of oil and gas reserves; the future cash flow, liquidity, and financial position of REC’s operating subsidiaries; the success of the business and financial strategy, hedging strategies, and plans of REC; the amount, nature and timing of capital expenditures of REC, including future development costs; availability and terms of capital; the effectiveness of the CO2 flood program of REC’s operating subsidiaries; the timing and amount of future production of oil and gas; availability of drilling and production equipment; operating costs and other expenses of REC’s operating subsidiaries; the success of prospect development and property acquisition of REC’s operating subsidiaries; the success of REC’s operating subsidiaries in marketing oil and gas; competition in the oil and gas industry; the relationship of REC’s operating subsidiaries with the Navajo Nation and Navajo Nation Oil and Gas, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas become exercisable; the impact of weather and the occurrence of disasters, such as fires, floods, and other events and natural disasters; government regulation of the oil and gas industry; developments in oil-producing and gas-producing countries; the success of strategic plans, expectations and objectives for future operations of REC. Actual results may differ materially from those contained in the forward-looking statements in this report. The Company and REC undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 6, 2009

Hicks Acquisition Company I, Inc.
By:	/s/ JOSEPH B. ARMES
Joseph B. Armes
President, Chief Executive Officer and Chief Financial Officer